Exhibit 99.2

Lincoln Financial Group Announces the Pricing Terms of Its Cash Tender Offer

For Certain Outstanding Debt Securities

RADNOR, Pa., August 26, 2019 — Lincoln Financial Group (NYSE: LNC) (the “Company”) today announced the pricing terms of its previously announced cash tender offer (the “Offer”) for its 6.15% Senior Notes due 2036 (the “6.15% Notes”) and its 4.85% Senior Notes due 2021 (the “4.85% Notes”, and together with the 6.15% Notes, the “Notes”, and each, a “series” of Notes) up to an aggregate purchase price of $150 million (the “Maximum Tender Amount”), and in the case of the 4.85% Notes, up to $50 million aggregate principal amount (the “Series Cap”). The terms and conditions of the Offer are described in the Offer to Purchase, dated August 12, 2019 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal”).

The Total Consideration (as defined in the Offer to Purchase) for each series of Notes is based on the applicable reference yield plus a fixed spread, in each case as set forth in the table below, and is payable to holders of the Notes who validly tendered and did not validly withdraw their Notes at or prior to 5:00 p.m., New York City time, on August 23, 2019 (the “Early Tender Deadline”) and whose Notes are accepted for purchase by the Company. The Reference Yields (as determined pursuant to the Offer to Purchase) listed in the table were determined at 10:00 a.m., New York City time, today, August 26, 2019, by the joint lead dealer managers (identified below). The Total Consideration for each series of Notes includes an early tender premium of $30 per $1,000 principal amount of Notes validly tendered and not validly withdrawn by such holders and accepted for purchase by the Company.

Title of Security	CUSIP Number	Acceptance Priority Level	Reference U.S. Treasury Security	Reference Yield	Fixed Spread (basis points)	Total Consideration (per $1,000)	Proration Factor(1)	Aggregate Principal Amount Accepted
6.15% Senior Notes due 2036	534187AR0	1	2.875% UST due 5/15/2049	2.012%	115 bps	$1,383.76	—	$105,483,000
4.85% Senior Notes due 2021	534187BB4	2	1.75% UST due 7/31/2021	1.521%	55 bps	$1,049.49	6.47%	$3,846,000

(1)	Rounded to the nearest hundredth of one percent.

Because the aggregate purchase price of the Notes validly tendered and not withdrawn at or prior to the Early Tender Deadline exceeds the Maximum Tender Amount, the Notes will be accepted for purchase subject to the Acceptance Priority Levels and proration factors set forth in the table above, and in each case, as described in the Offer to Purchase and the Letter of Transmittal.

The Company will accept for purchase the aggregate principal amount of each series of Notes validly tendered and not validly withdrawn at or prior to the Early Tender Deadline as set forth in the table above. Notes not accepted for purchase will be promptly credited to the account of the registered holder of such Notes with The Depository Trust Company and otherwise returned in accordance with the Offer to Purchase and the Letter of Transmittal.

Although the Offer is scheduled to expire at 11:59 p.m., New York City time, on September 9, 2019, the Company does not expect to accept for purchase any Notes tendered after the Early Tender Deadline.

All payments for Notes purchased in connection with the Early Tender Deadline will also include accrued and unpaid interest on the principal amount of Notes tendered up to, but not including, the Early Settlement Date, which is currently expected to be August 27, 2019. In accordance with the terms of the Offer, the withdrawal deadline was 5:00 p.m., New York City time, on August 23, 2019. As a result, tendered Notes may no longer be withdrawn, except in certain limited circumstances where additional withdrawal rights are required by law (as determined by the Company).

The Company reserves the absolute right, subject to applicable law, to: (i) waive any or all conditions to the Offer; (ii) extend, terminate or withdraw the Offer; or (iii) otherwise amend the Offer in any respect.

Information Relating to the Offer

Wells Fargo Securities, LLC, BNP Paribas Securities Corp. and J.P. Morgan Securities LLC are acting as the joint lead dealer managers for the Offer. The information agent and tender agent for the Offer is Global Bondholder Services Corp. Copies of the Offer to Purchase, Letter of Transmittal and related offering materials are available by contacting Global Bondholder Services Corp. at (866) 470-3800 (toll-free) or (212) 430-3774 (banks and brokers). Questions regarding the Offer should be directed to Wells Fargo Securities, LLC at (704) 410-4756 (collect) or (866) 309-6316 (toll-free), BNP Paribas Securities Corp. at (212) 841-3059 (collect) or (888) 210-4358 (toll-free) or J.P. Morgan Securities LLC at (212) 834-8553 (collect) or (866) 834-4666 (toll-free).

This press release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. The Offer is being made only pursuant to the Offer to Purchase and only in such jurisdictions as is permitted under applicable law.

About Lincoln Financial Group

Lincoln Financial Group provides advice and solutions that help empower people to take charge of their financial lives with confidence and optimism. Today, more than 17 million customers trust our retirement, insurance and wealth protection expertise to help address their lifestyle, savings and income goals, as well as to guard against long-term care expenses. Headquartered in Radnor, Pennsylvania, Lincoln Financial Group is the marketing name for Lincoln National Corporation (NYSE: LNC) and its affiliates. The company had $260 billion in assets under management as of June 30, 2019. Lincoln Financial Group is a committed corporate citizen included on major sustainability indices including the Dow Jones Sustainability Index North America and FTSE4Good. Dedicated to diversity and inclusion, Lincoln was recognized by Forbes as one of the Best Large Employers, Best Employers for Diversity, and Best Employers for Women. Lincoln also earned perfect 100 percent scores on the Corporate Equality Index and the Disability Equality Index. Learn more at: www.LincolnFinancial.com. Follow us on Facebook, Twitter, LinkedIn, and Instagram. Sign up for email alerts at http://newsroom.lfg.com.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements regarding the cash tender offer for certain outstanding senior notes of the Company. A forward-looking statement is a statement that is not a historical fact and, without limitation, includes any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words like: “believe,” “anticipate,” “expect,” “estimate,” “project,” “will,” “shall” and other words or phrases with similar meaning in connection with a discussion of future operating or financial performance.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from the results contained in the forward-looking statements. For a list and description of some of such risks and uncertainties, see the Company’s periodic reports filed with the Securities and Exchange Commission (the “SEC”). These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Company’s filings with the SEC. Moreover, we operate in a rapidly changing and competitive environment. New risk factors emerge from time-to-time, and it is not possible for management to predict all such risk factors.

Further, it is not possible to assess the effect of all risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. In addition, except as required by law, we disclaim any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Chris Giovanni

(484) 583-1793

Investor Relations

InvestorRelations@LFG.com

Scott Sloat

(484) 583-1625

Media Relations

scott.sloat@LFG.com